Exhibit 99.1

AMENDMENT NUMBER 1

TO

EMPLOYMENT AGREEMENT

                This Amendment Number 1 (the “Amendment”) to the Employment Agreement dated as of August 18, 2005 (the “Agreement”) by and between Frederick County Bank (the “Bank”) and Martin S. Lapera (“Mr. Lapera”), made as of this 11th day of December, 2007.

                WHEREAS, the Bank and Mr. Lapera have previously entered into the Agreement, pursuant to which Mr. Lapera serves as the President and Chief Executive Officer of the Bank; and

                WHEREAS, the Bank and Mr. Lapera desire to amend the Agreement in order to effect compliance of the Agreement and the payments to Mr. Lapera thereunder with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and administrative guidance promulgated thereunder (“Section 409A”), and thus avoid the imposition of any excise tax and interest on Mr. Lapera pursuant to Section 409A(a)(1)(B) of the Code, or the exemption or exclusion of the Agreement and payments hereunder from such provisions, and to make other clarifying, typographical, corrective or conforming changes;

                NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Section 8.1(a) of the Agreement is amended and restated to read in its entirety as follows:

                                               “(a)          there shall be consummated (1) any consolidation, merger, share exchange, or similar transaction relating to the Company, in which the Company is not the continuing or surviving entity or pursuant to which shares of the Company’s capital stock are converted into cash, securities of another entity and/or other property, other than a transaction in which the holders of the Company’s voting stock immediately before such transaction shall, upon consummation of such transaction, own at least fifty percent (50%) of the voting power of the surviving entity, or (2) any sale of all or substantially all of the assets of the Company, other than a transfer of assets to a related person which is not treated as a change in control event under  §1.409A-3(i)(5)(vii)(B) of U.S. Treasury Regulations;”

2.                                      Section 8.1(c) of the Agreement is amended and restated to read in its entirety as follows:

                                               “(c)          where over a twelve month period, a majority of the members of the Board of Directors of the Company (the “Board”) are replaced by directors whose appointment or election was not endorsed by a majority of the members of the Board in office prior to such appointment or election.”

3.                                      A new Section 8.1(d) is hereby added to and made part of the Agreement,  reading in its entirety as follows:

                                               “(d)         Notwithstanding the foregoing, if the event purportedly constituting a Change in Control under Section 8.1(a), Section 8.1(b) or Section 8.1(c) does not also constitute a “change in ownership” of the Company, a “change in effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and administrative guidance promulgated thereunder (“Section 409A”), then such event shall not constitute a “Change in Control” hereunder.”

4.             Section 8.2(b) of the Agreement is amended to read in its entirety as follows:

“(b)         Within 120 days following consummation of a Change in Control, Mr. Lapera’s title, duties and or position have been materially reduced such that Mr. Lapera is not in a comparable position (with materially comparable compensation and benefits) with the surviving corporation to the position he held immediately prior to the Change in Control, and within fifteen (15) days after notification of such reduction Mr. Lapera notifies the Bank Board or its successors that he is terminating his employment due to such change in his employment unless such change is cured within thirty (30) days of such notice by providing him with a comparable position (including materially comparable compensation and benefits).  If Mr. Lapera’s employment is terminated under this Section, his last day of employment shall be mutually agreed to by Mr. Lapera and the Bank Board or its successors, but shall be not more than sixty (60) days after such notice is given by Mr. Lapera.”

5.             Section 8.3 of the Agreement is amended and restated to read in its entirety as follows:

“8.3         Change in Control Payment. If there is a Change in Control Termination, Mr. Lapera shall be paid a lump-sum cash payment (the “Change Payment”) by the Bank equal to 2.99 times his Salary at the highest rate in effect during the twelve (12) month period immediately preceding his last day of employment, such Change Payment to be made to Mr. Lapera within forty-five (45) days after the later of (i) his last day of employment or (ii) the date of the Change in Control, the exact date of payment to be determined in the sole discretion of the Company. In addition, the Bank shall make monthly payments for 12 months following the Change in Control Termination, for Mr. Lapera’s health insurance premiums.  The payments described in this Section 8.3 are “Change Payments.”  The Bank’s payment of health insurance premiums is conditioned on the terms of the Bank’s health insurance policy then in place and the Officer’s compliance with applicable federal and state laws and regulations.”

6.             A new section 8.5 is hereby added to and made part of the Agreement,  reading in its entirety as follows:

                “8.5         Construction; Compliance with 409A, Delay in Payment.

(a) It is the intention of the parties hereto that this Agreement and the payments provided for hereunder shall be in accordance with Section 409A, and thus avoid the imposition of any excise tax and interest on Mr. Lapera pursuant to Section 409A(a)(1)(B) of the Code, and this Agreement shall be interpreted and construed consistent with this intent.  Mr. Lapera acknowledges and agrees that he shall be solely responsible for the payment of any excise tax or penalty which may be imposed or to which he may become subject as a result of the payment of any amounts under this Agreement.

(b)           Notwithstanding anything to the contrary contained herein, any payment hereunder that is considered “nonqualified deferred compensation” that is to be made to Mr. Lapera while he is a “specified employee”, in each case as defined and determined for purposes of Section 409A, within six months following Mr. Lapera’s “separation from service” (as determined in accordance with Section 409A), then to the extent that such payment is not otherwise permitted under Section 409A such that it would be exempt from the excise tax thereunder, such payment shall be delayed and shall be paid on the first business day of the seventh calendar month following Mr. Lapera’s separation from service, or, if earlier upon Mr. Lapera’s death.  To the extent that any payment to Mr. Lapera which is payable in installments is required to be deferred pursuant to this Section 8.5(b), such deferred installments shall be paid on the first business day of the seventh month following Mr. Lapera’s separation from service, or, if earlier upon Mr. Lapera’s death, and any remaining installments shall be paid as scheduled.  For purposes of this Agreement, any payment to Mr. Lapera which is payable in installments  represents the right to a series of separate payments.

(c)            The parties hereto agree that they shall take such actions as may be necessary and permissible under applicable law, regulation and guidance to amend or revise this Agreement in order to fully comply with Section 409A.”

7.             Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with the provisions thereof. As used in the Agreement, the terms “this Agreement,” “herein,” “hereunder,” hereof” and words of similar import shall refer to the Agreement as amended by this Amendment.  All capitalized terms used in this Amendment and not defined herein, which are defined in the Agreement, have the meanings ascribed to them in the Agreement.

8.             This Amendment may be signed in two or more counterparts, each of which shall be an original, but which together shall constitute one document.

                IN WITNESS WHEREOF, the undersigned have set their respective hands, duly authorized, as of the date and year first above written.

FREDERICK COUNTY BANK

By:	/s/ John N. Burdette
Name:	John N. Burdette
Title:	Chairman of the Board of Directors

/s/ Martin S. Lapera
Name:	Martin S. Lapera
Title:	President & Chief Executive Officer